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                                                                 EXHIBIT 10.7(a)


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                            ASSET PURCHASE AGREEMENT

                            DATED AS OF JUNE 28, 1996

                                  BY AND AMONG

                  DIGITAL TELEVISION SERVICES OF NEW MEXICO, LP

                             TEG DBS SERVICES, INC.

                                 KULWINDER SINGH

                                       AND

                                 JADWINDER SINGH


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                            ASSET PURCHASE AGREEMENT




         This ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 28th day of June, 1996, by and between Digital Television Services of New Mexico, LP, a Georgia Limited Partnership ("Purchaser"), Teg DBS Services, Inc. a Nevada corporation ("Seller"), Kulwinder Singh, a resident of the State of California ("Kulwinder"), and Jadwinder Singh, a resident of the State of California ("Jadwinder") (Kulwinder and Jadwinder are hereinafter collectively referred to as "Owners").

                                    RECITALS

         1. Seller owns and operates an exclusive distributorship of the National Rural Telecommunications Cooperative's DBS Services and of DirecTv, Inc., as successor rights holder to Hughes Communications Galaxy, Inc. (the "Business") in Taos, Sante Fe and Rio Arriba Counties, New Mexico (the "Locations").

         2. The Owners own all of the issued and outstanding stock of all classes of Seller.

         3. Purchaser desires to acquire from Seller, and Seller desires to sell to Purchaser all of Seller's rights under the NRTC/Member Agreement and the NRTC/Retail Agreement relating to the Locations and certain of the assets used in the Business, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Seller, Owners and Purchaser hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         The terms defined in this Article shall have the following respective meanings for all purposes of this Agreement, and the following definitions are equally applicable to both the singular and plural forms of the terms defined:

         "Accounts Payable" shall mean all accounts payable of Seller to the NRTC as of the Closing Date relating to the Business.

         "Accounts Receivable" shall mean all of the accounts receivable of Seller as of the Closing Date for all Customers which are listed on Report 19A (Accounts Receivable Summary) of the NRTC Central Billing Systems Reports.

         "Cable Programming" shall have the meaning ascribed to such term in the NRTC/Member Agreement.



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         "Cash" shall mean all cash on hand and in Seller's bank accounts at
Huntington Bank as of the Closing Date, as determined in accordance with GAAP.

         "Closing" shall mean the consummation and effectuation of the transactions contemplated herein pursuant to the terms and conditions of this Agreement and shall be held at 10:00 a.m. at the offices of Nelson Mullins Riley & Scarborough, L.L.P., 100 North Tryon Street, Suite 3350, Charlotte, North Carolina, 28202 (i) at the earlier of (a) the last business day of the month in which all of the conditions precedent set forth in Articles VIII and IX herein have been satisfied or waived, or (b) the calendar day of such month on which NRTC's accounting period closes, or (ii) such other date or at such other time or place (including via mail overnight courier) as the parties may mutually agree upon in writing. The Closing shall be as effective as of the close of business on the Closing Date.

         "Closing Date" shall mean the date on which the Closing actually occurs.

         "Commercial Establishment" shall have the meaning ascribed to such term in the NRTC/Member Agreement.

         "Committed Member Residence" shall have the meaning ascribed to such term in the NRTC/Member Agreement.

         "Current Assets" shall mean Cash, Accounts Receivable and Prepaid Expenses of Seller which will be acquired by Purchaser at Closing.

         "Current Liabilities" shall mean Accounts Payables and Unearned Revenue of Seller which will be assumed by Purchaser at Closing.

         "Customers" shall mean those Persons, including Subscribers, which have purchased telecommunications services, or entered into a binding agreement to purchase telecommunications and related services, from Seller at any time during the five (5) year period immediately preceding the Closing Date.

         "DBS Services" shall have the meaning ascribed to such term in the NRTC/Member Agreement.

         "DirecTv" shall mean DirecTv, Inc., a California corporation, the successor in interest and rights holder to Hughes Communication Galaxy, Inc.

         "Escrow Agreement" shall mean the Escrow Agreement dated as of the date hereof among the Escrow Agent, Purchaser and Seller.

         "Escrow Deposit" shall mean Five Hundred Thousand Dollars ($500,000) to be held and disbursed pursuant to the Escrow Agreement.

         "Fixed Assets" shall mean the equipment and other tangible assets, including, without limitation, any MTE terminals and demonstration units owned by Seller and used or useable in


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connection with the Business, which equipment and tangible assets are listed on
Schedule 1.1 attached hereto.

         "GAAP" shall mean generally accepted accounting principles consistently applied.

         "Lien" shall mean with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance, claim, escrow, right of first refusal, indenture, easement, license or other adverse claim or restriction of any kind in respect of such property or asset. For purposes of this Agreement, any restriction or limitation with respect to a security or other ownership interest (including any restriction on the right to vote, sell or otherwise dispose of such security or ownership interest) shall constitute a "Lien" thereon. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale relating to such property or asset.

         "Non-Select Services" shall have the meaning ascribed to such term in the NRTC/Member Agreement.

         "NRTC" shall mean the National Rural Telecommunications Cooperative, a District of Columbia corporation.

         "NRTC Agreements" shall mean the NRTC/Member Agreement, the NRTC/Retail Agreement, and any Other Assumed Agreements.

         "NRTC/Member Agreement" shall mean the NRTC/Member Agreement for Marketing and Distribution of DBS Services dated May 10, 1993 by and between the NRTC and Direct Television of New Mexico, Inc., which was assigned to Seller effective as of March 10, 1995, as amended from time to time, together with all schedules and exhibits thereto, a copy of which is attached hereto as Schedule 1.2.

         "NRTC/Retail Agreement" shall mean the NRTC/Member DBS Product Retail Agreement dated May 10, 1993 by and between the NRTC and Direct Television of New Mexico, Inc., which was assigned to Seller effective as of March 10, 1995, as amended from time to time, together with all schedules and exhibits thereto, a copy of which is attached hereto as Schedule 1.3.

         "Other Assumed Agreements" shall mean the contracts and agreements, if any, set forth on Schedule 1.4, including any contracts and agreements with DirecTv, copies of which are attached to such Schedule.

         "Person" shall mean an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, joint venture or other entity or organization including a government, political subdivision or agency or instrumentality thereof.

         "Prepaid Expenses" shall mean all prepaid property taxes, prepaid supplies, advances, deposits, deferred charges and other prepaid expenses (other than prepaid insurance) shown on Seller's books and records as of the Closing Date relating to the Business which Prepaid


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Expenses can be credited to Purchaser's account after the Closing Date, as determined in accordance with GAAP.

         "Programming" shall mean Cable Programming and any programming provided DirecTv pursuant to the NRTC Agreements.

         "Purchase Price" shall mean the amount set forth in Section 4.1 herein.

         "Purchased Assets" shall mean only the (i) NRTC Agreements, (ii) Current Assets, (iii) relationships, contracts and accounts with Customers, (iv) Fixed Assets, (v) Records and (vi) telephone numbers used in the Business.

         "Records" shall mean all files, books and records relating to the provisions of DBS Services by Seller, including, without limitation, Customer and prospective customer lists, computer programs, tapes and electronic data processing software, accounting journals and ledgers, accounts receivable records, and copies of all NRTC reports, correspondence and other documents relating to the NRTC Agreements and Other Assumed Agreements and compliance therewith.

         "Subscriber" as of any date shall mean a Customer who, at a minimum,
(i) is an active subscriber subscribing to a package of basic services, (ii) on the last day of the calendar month prior to such date, whose account is not more than sixty (60) days past due from the date payment is due, (iii) who is not an employee or agent of the service provider or charged a fee that is nominal (e.g., demonstration unit) or substantially below the service provider's published rates, and (iv) who has not given notice of intent to discontinue service.

         "Termination Date" shall mean August 31, 1996; provided, however, if the NRTC has not given its consent contemplated in Section 7.3 hereof, then the Termination Date shall be extended for an additional sixty (60) days.

         "Unearned Revenue" shall mean all unearned revenue, advance payments and deposits associated with Customer credit balances of Seller as of the Closing Date which are listed on Report 17 (Unearned Revenue Report) of the NRTC Central Billing System Reports.

                                   ARTICLE II

                         SALE AND PURCHASE OF THE ASSETS

         2.1. SALE AND PURCHASE OF ASSETS. Subject to the terms and conditions of this Agreement, Seller shall sell, transfer, assign and convey the Purchased Assets to Purchaser, and Purchaser shall purchase, acquire and accept from Seller all of Seller's right, title and interest in and to the Purchased Assets, free and clear of any and all Liens, on the Closing Date for the consideration set forth in this Agreement. The sale, transfer, assignment and conveyance of the Purchased Assets shall be made by the execution and delivery at Closing of
(i) an Assignment and Assumption Agreement substantially in the form attached hereto as Schedule 2.1(a) (the "Assignment"), and (ii) a bill of sale substantially in the form attached hereto as Schedule 2.1(b)


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(the "Bill of Sale"), and (iii) such other recordable instruments of assignment, transfer and conveyance as Purchaser shall reasonably request.

                                   ARTICLE III

                  ASSUMPTION OF LIABILITIES/EXPRESS EXCLUSIONS

         3.1. LIABILITIES OF SELLER. As of the Closing Date, Purchaser shall assume and agree to pay, perform and otherwise discharge all obligations of Seller with respect to the following:

                  (a) the NRTC Agreements to the extent the obligations therein arise out of the provision of DBS Services to Customers and accrue on or after the Closing Date; and

                  (b) all Current Liabilities as of the Closing Date.

                  Anything in this Agreement to the contrary notwithstanding, except for the liabilities specifically set forth in this Section 3.1, Purchaser shall not assume or be deemed to have assumed under this Agreement, by reason of the transactions contemplated by this Agreement, or otherwise, any other trade or other accounts payable, accrued expenses, debts, liabilities, obligations or commitments of Seller of any nature whatsoever, known or unknown, and the execution, delivery and performance of this Agreement shall not render Purchaser liable for any such debt, liability, obligation or commitment.

         By way of example and not as an exhaustive list, the following liabilities and obligations of Seller are expressly not assumed by Purchaser, pursuant to this Agreement or otherwise:

                  A. any liabilities or obligations of Seller under or with respect to any employment agreement or any pension, profit-sharing, retirement, disability or other benefit plan entered into or established by Seller with or for the benefit of any employee of Seller; and

                  B. any liabilities or obligations of any kind arising out of incidents, occurrences, actions or failures to act by or pertaining to Seller, which occurred prior to the Closing Date, including, without limitation, liabilities or obligations arising from (i) the distribution, sale or provision of any services of Seller, or (ii) any failure or alleged failure to comply with any federal, state or local law, rule or regulation applicable to Seller or the Business.

Purchaser agrees to promptly notify Seller of any claims which Purchaser obtains knowledge of which arise out of or result from liabilities of Seller not assumed by Purchaser pursuant to this Agreement.



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                                   ARTICLE IV

                    PURCHASE PRICE; PAYMENT OF PURCHASE PRICE

         4.1. PAYMENT OF PURCHASE PRICE. The purchase price for the Purchased Assets (the "Purchase Price") shall be Nine Million Fifty Thousand Dollars ($9,050,000), subject to adjustment as provided in Section 4.4 herein.

         4.2. ESCROW DEPOSIT. Contemporaneously with the execution of this Agreement, Purchaser has delivered to the Escrow Agent the Escrow Deposit to be held by the Escrow Agent pursuant to the Escrow Agreement.

         4.3. PAYMENT OF PURCHASE PRICE. On the Closing Date, Purchaser shall pay the Purchase Price to Seller as follows:

                  (a) The Escrow Deposit by certified or cashier's check, or by wire transfer of immediately available funds to an account or accounts designated in writing by Seller at least three (3) business days prior to the Closing Date.

                  (b) The sum of Three Million Three Hundred Thousand Dollars ($3,300,000), subject to adjustment as provided for in Section 4.4 herein, by certified or cashier's check, or by wire transfer of immediately available funds to an account or accounts designated in writing by Seller (together with the Escrow Deposit, the "Closing Payment").

                  (c) the sum of Five Million Two Hundred Fifty Thousand Dollars ($5,250,000) by the delivery of a Promissory Note substantially in the form attached hereto as Schedule 4.3(c) (the "Note"), less any adjustments and reductions as provided in Section 4.4 herein. The Note will be secured by (i) all of the assets of Purchaser pursuant to the Security Agreement substantially in the form attached hereto as Schedule 4.3(d) (the "Security Agreement"), and
(ii) the collateral assignment of the NRTC Agreements pursuant to the Collateral Assignment of Marketing and Distribution Agreement substantially in the form attached hereto as Schedule 4.3(e) (the "Collateral Assignment").

         4.4. ADJUSTMENT TO PURCHASE PRICE.

                  (a) The Closing Payment shall be increased by the parties' good faith estimate of the Current Assets of Seller and decreased by the Current Liabilities of Seller as of the Closing Date (the "Closing Adjustment"), which adjustment shall be subject to final adjustment as provided for in paragraph (c) below.

                  (b) No later than thirty (30) days after the Closing Date, or within three (3) days after receipt of the necessary accounting data from the NRTC Central Billing System, whichever is later, Seller shall make and deliver to Purchaser a balance sheet reflecting the Current Assets and Current Liabilities of Seller as of the Closing Date (the "Closing Date Balance Sheet"). For purposes of the Closing Adjustment and the Final Closing Adjustment, the amount of Accounts Receivable of Seller to be included in the Closing Date Balance Sheet shall include only Accounts Receivable of Subscribers as reflected on Report 18A (Subscriber


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Accounts Receivable Aging by Account) of the NRTC Central Billing System Reports
less Three Thousand Dollars ($3,000), as a reserve for Accounts Receivable which are not collectible as determined in accordance with GAAP. In addition, the Closing Date Balance Sheet and the Final Closing Adjustment shall not include as a Current Asset any DSS(TM) subscriber equipment leased by Seller to any of its Customers. Except as set forth in this Section 4.4(b), no other assets or liabilities shall be included in the Closing Date Balance Sheet. Seller shall make available to Purchaser such documentation, back-up, invoices, and books and records of Seller as Purchaser may reasonably request.

                  (c) Seller and Purchaser shall negotiate in good faith to reconcile any discrepancies which may arise in connection with the determination of the Closing Date Balance Sheet. If Seller and Purchaser are unable to reconcile such determination, Purchaser shall have fifteen (15) days from presentment of the Closing Date Balance Sheet by Seller to notify Seller if Purchaser wishes to have Seller's determination examined. If Purchaser elects to have Seller's determination examined, it shall be submitted to the determination in Charlotte, North Carolina, by the Certified Public Accounting firm of Arthur Andersen & Co. (or any other independent Certified Public Accounting firm mutually acceptable to Seller and Purchaser), the cost of such examination to be paid fifty percent (50%) by Seller and fifty percent (50%) by Purchaser. The determination by Seller shall be final and binding on the parties unless Purchaser elects to have an examination as provided herein, in which case the results of the examination shall be made within thirty (30) days of such referral, and shall be final and binding on the parties (the "Final Closing Adjustment").

                  (d) To the extent the Final Closing Adjustment is less than the Closing Adjustment, Seller shall pay the difference in cash to Purchaser within five (5) days after the final determination. In the event the Final Closing Adjustment is greater than the Closing Adjustment, Purchaser shall pay such excess in cash to Seller within five (5) days after the final determination. If, following any payment pursuant to this Section 4.4(d), an error (in billing or reporting by NRTC or otherwise) is thereafter discovered which would have affected the Final Closing Adjustment, the party in whose favor the error was made shall immediately pay in cash the amount of such error to the other party.

         4.5. ALLOCATION OF PURCHASE PRICE. The parties have agreed, after arms-length negotiations, to allocate the Purchase Price among the Purchased Assets on the basis set forth on Schedule 4.5 to be delivered at the Closing, and the parties shall make all federal, state and local tax filings consistent therewith.

                                    ARTICLE V

               SELLER'S AND OWNERS' REPRESENTATIONS AND WARRANTIES

         To induce Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Seller and each of the Owners hereby, jointly and severally, each represents and warrants to Purchaser as follows:

         5.1. ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with all requisite power and authority to own


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and operate the Business as it is now conducted and to own the Purchased Assets in the places where the Business is now conducted and where the Purchased Assets are now owned or operated.

         5.2. AUTHORITY.

                  (a) Seller and Owners each have full power and authority to execute, deliver and perform this Agreement and all agreements and transactions contemplated hereby. The execution, delivery and performance of this Agreement and all transactions contemplated hereby have been duly authorized by the Seller and no other action or proceeding on the part of any other party is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and Owners, and constitutes, and each of the other agreements to be executed pursuant to the terms hereof upon execution and delivery will constitute, a legal, valid and binding obligation of Seller and Owners, enforceable in accordance with its terms.

                  (b) Except for the NRTC, DirecTv and the other Persons set forth on Schedule 5.2(b) attached hereto, the execution, delivery and performance of this Agreement or any document related hereto by Seller and Owners and the consummation by Seller and Owners of all of the transactions contemplated hereby or thereby will not (with or without the giving of notice or the lapse of time or both) (i) violate or require any consent or approval under any applicable provision of any judgement, order, writ, injunction, decree, rule, regulation or law; (ii) require any consent under, conflict with, result in termination of, accelerate the performance required by, result in a breach of, constitute a default under or otherwise violate the terms of any agreements, instruments or other obligations to which Seller or Owners are a party or by which they or any of the Purchased Assets may be bound or affected; (iii) require any consent or approval by, notice to or registration with any governmental authority or any other Person; (iv) conflict with or violate any provision of Seller's organization documents; or (v) result in the creation of a Lien upon any of the Purchased Assets howsoever arising.

         5.3. TITLE TO THE PURCHASED ASSETS.

                  (a) Seller has good and marketable title to all of the Purchased Assets, free and clear of all Liens except those Liens disclosed on
Schedule 5.3(a) attached hereto.

                  (b) Immediately following the Closing, Purchaser shall have sufficient title in and to the Purchased Assets to operate and conduct the Business in the same fashion as Seller was conducting the Business in the ordinary course prior to the Closing Date.

         5.4. CONDITION OF FIXED ASSETS. All of the Fixed Assets set forth on
Schedule 1.1 are in good operating condition, in a state of good maintenance and repair, and are adequate and suitable for the purposes which are presently being used. All appropriate repair and maintenance of the Fixed Assets has been performed on a current basis and in accordance with generally accepted industry standards. Except as set forth on Schedule 5.4 attached hereto, none of the Fixed Assets are in need of any repairs which are outside the ordinary course of maintenance and repairs routinely performed by Seller in the past, and no currently needed repairs are


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reasonably likely to cost, either singularly or in the aggregate with respect to all Fixed Assets, in excess of Five Thousand Dollars ($5,000).

         5.5. NRTC MEMBERSHIP; DBS DISTRIBUTION RIGHTS.

                  (a) Attached hereto as Schedules 1.2, 1.3 and 1.4, are true and complete copies of each of the NRTC/Member Agreement, the NRTC/Retail Agreement, and the Other Assumed Agreements, if any, respectively, together with all amendments, schedules and exhibits thereto.

                  (b) Seller has paid all sums to NRTC or DirecTv as appropriate, required under the NRTC/Member Agreement such that Seller is entitled to the Marketing Revenues. Seller has the right to receive from NRTC, on a pro rata basis, all other net revenues received by NRTC from DirecTv in connection with the Programming which are directly attributable to the Committed Member Residences or the Commercial Establishments in the Locations.

                  (c) Seller is in full compliance in all material respects with any and all membership, affiliation, licensing or other requirements or arrangements as may have been established by NRTC, DirecTv, if any, pursuant to the NRTC Agreements, or otherwise.

                  (d) Seller is not in breach of the NRTC Agreements, nor has Seller failed to perform any material obligation under the NRTC Agreements. Seller has not received notice of any such breach or non-performance at any time of such NRTC Agreements. To the best of Seller's knowledge, no other party to any of the NRTC Agreements, is in default thereunder or has failed to perform any material obligation thereunder.

                  (e) Except as disclosed on Schedule 5.5(e) attached hereto, none of the DBS Services distributed by Seller have been suspended at any time since inception.

                  (f) Schedule 5.5(f) attached hereto (as supplemented by applicable NRTC reports) sets forth a complete list of names and addresses of all Customers and Subscribers of Seller, identified as Committed Member Residence and Commercial Establishment for the five (5) year period immediately preceding the date hereof. Schedule 5.5(f) includes the number of months such Customer has been a Customer and whether such Customer's account is past due.
Schedule 5.5(f) will be updated not more than three (3) days prior to the Closing Date. Seller has maintained full and complete information regarding the location of each Customer's descrambler. As soon as practicable after the Closing Date, Seller shall also provide to Purchaser a list of Customers and programs in the form of NRTC's Report 30 (Average Service Retail Report) of the NRTC Central Billing System Reports, dated as of the Closing Date.

         5.6. ACCOUNTS RECEIVABLE. The Accounts Receivable represent arms' length transactions with Customers made in the ordinary course of business and none of the Accounts Receivable are subject to any counterclaim or setoff.

         5.7. PREPAID EXPENSES. Each of the Prepaid Expenses is reasonable in amount, was incurred and paid in the ordinary course of business and can be utilized in the Business after the Closing Date.


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         5.8. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in
Schedule 5.8 attached hereto, since December 31, 1995, there has not been and through the Closing Date there will not be:

                  (a) any change in the position, financial or otherwise, assets, liabilities, earnings, book value, Business, operations or prospects of Seller which is materially adverse, singularly or in the aggregate;

                  (b) any obligation or liability incurred by Seller (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than obligations or liabilities incurred in the ordinary course of business and consistent with past practices;

                  (c) any termination or waiver of any rights of Seller of material value to the Business or to Seller;

                  (d) any damage, destruction or loss, whether or not covered by insurance, adversely affecting the Business or the Purchased Assets;

                  (e) to the best of Seller's and Owners' knowledge, the adoption of any statute, rule, regulation or order which adversely affects the Business or the Purchased Assets;

                  (f) any sale, transfer or other disposition of any of the Purchased Assets to any party, except for dispositions of surplus or used equipment or other dispositions in the ordinary course of business; or

                  (g) any agreement to do any of the foregoing.

         5.9. LICENSES AND PERMITS. Attached hereto in Schedule 5.9 is a list of all federal, state, local and foreign permits, certificates, licenses, approvals and other authorizations necessary in the conduct of the Business. All such licenses and permits of Seller are in full force and effect, and no violations are or have been recorded in respect thereof, and no proceeding is pending or threatened to revoke or limit any thereof. Seller and its conduct of the Business is in compliance with all applicable laws, statutes, ordinances, rules, regulations and order of any federal, foreign, state or local government and any other government department or agency, and in any judgment, decision, decree or order of any court of governmental agency, department or authority.

         5.10. TAX MATTERS.

                  (a) Seller has timely filed all federal, state, local and foreign tax returns and tax reports required to be filed with respect to the Business with the appropriate governmental agency in all jurisdictions in which such returns and reports are required to be filed. All such returns and reports are true, correct and complete, and all amounts shown as owing on them have been paid, including all interest, penalties, deficiencies and assessments heretofore levied or assessed against Seller. Seller has duly withheld, collected and timely paid over, or holds for such payment, to the proper governmental authorities all taxes required to be withheld or collected by it. There is no agreement for extension of time of assessment or payment of any


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taxes of Seller. No waiver of any statute of limitations has been executed by
Seller for any tax year which remains open or unsettled. To the best knowledge, information and belief of Seller, there is no examination or audit pending by the Internal Revenue Service or by any state or local taxing authority with respect to the tax matters of Seller. There is no liability for taxes or any tax deficiency or the existence of any basis from which liability for taxes or tax deficiency, including interest and penalties, might be asserted against Seller for any period in excess of the applicable reserve for taxes, if any, and Seller has no knowledge of any such liability or deficiency or the existence of any basis therefor.

                  (b) All federal, state, local and foreign income, profits, franchise, sales, use, occupation, property, excise and other taxes (including interest and penalties), if any, payable by Seller or relating to or chargeable against the Purchased Assets or chargeable against Seller's revenue or income have been fully paid or are not past due and are fully disclosed and accrued on the books and records of Seller and the proper amount of reserves exist for the payment thereof.

         5.11. DISCLOSURES. No representation or warranty made by Seller or Owners in this Agreement, and no statement made in any Schedule, exhibit, certificate or other writing delivered or to be delivered in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit any statement of a material fact necessary to make the statements contained herein or therein not misleading.

         5.12. LITIGATION. There are not actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Seller's and Owners' knowledge, any threats against or affecting the Seller, the Purchased Assets or its Business, at law or in equity, before any court, arbitration panel, tribunal or governmental department, commission, board, bureau, agency or instrumentality.

                                   ARTICLE VI

                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

         To induce Seller and Owners to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser hereby represents and warrants to Seller and Owners as follows:

         6.1. ORGANIZATION. Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Georgia, with all requisite power to own and operate its business as it is now conducted.

         6.2. AUTHORITY.

                  (a) Purchaser has full power and authority to execute, deliver, and perform this Agreement. The execution, delivery and performance of this Agreement and all transactions contemplated hereby have been duly authorized by Purchaser and no other action or proceeding on the part of any other party is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and


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



delivered by Purchaser, and constitutes, and each of the other agreements to be executed pursuant to the terms hereof upon execution and delivery will constitute, a legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms.

                  (b) Except for the NRTC, DirecTv and the other Persons set forth on Schedule 6.2(b) attached hereto, the execution, delivery and performance of this Agreement or any other document related hereto by Purchaser and the consummation by Purchaser of all of the transactions contemplated hereby or thereby will not (with or without the giving of notice or the lapse of time or both) (i) violate or require any consent or approval under any applicable provision of any judgment, order, writ, injunction, decree, rule, regulation or law; (ii) require any consent under, conflict with, result in the termination of, accelerate the performance required by, result in the breach of, constitute a default under or otherwise violate the terms of any agreements, instruments or other obligations to which Purchaser is a party; (iii) require any consent or approval by, notice to or registration with any governmental authority or any other Person; or (iv) violate any provision of Purchaser's certificate of limited partnership or limited partnership agreement.

         6.3. DISCLOSURES. No representation or warranty made by Purchaser in this Agreement, and no statement made in any Schedule, exhibit, certificate or other writing delivered or to be delivered in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit any statement of a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE VII

                                    COVENANTS

         7.1. CONDUCT OF THE BUSINESS PRIOR TO CLOSING DATE. From the date hereof through and until the Closing Date, unless performance of the following obligations is waived by Purchaser (in its sole discretion) in advance and in writing, Seller and Owners shall:

                  (a) consult with Purchaser on a regular basis with respect to all decisions which might adversely affect the Business or the Purchased Assets;

                  (b) not modify, amend, alter or terminate any of the NRTC Agreements, or waive any default or breach thereunder;

                  (c) comply in all material respects with the NRTC Agreements, use its best efforts to cure any default or breach thereunder, and promptly notify Purchaser upon receipt of notice of any default or breach thereunder;

                  (d) maintain its Records in accordance with prior practice, maintain the Purchased Assets in their present condition, ordinary wear and tear excepted, consistent with past practice, and otherwise use its best efforts to operate the Business as currently operated and in the ordinary course in accordance with practices during the twelve (12) months preceding the date of this Agreement;

                  (e) not sell, transfer, dispose or permit a Lien, directly or indirectly, on any of the Purchased Assets;

                  (f) use their best efforts to preserve intact the current business organization and relationships with employees, suppliers, advertisers, Customers and other Persons having dealings with Seller;

                  (g) operate the Business in all material respects in accordance with the NRTC Agreements, comply in all material respects with all laws, rules and regulations applicable to it, including the regulations and policies of the NRTC and DirecTv;

                  (h) provide to Purchaser, concurrently with filing, sending or receipt thereof, copies of all reports to and other filings and correspondence with the NRTC and DirecTv;

                  (i) provide to Purchaser, promptly upon receipt thereof by Seller, a copy of (i) any notice of the revocation, suspension or limitation of the rights under, or of any proceeding for the revocation, suspension, or limitation of the rights under, any of the NRTC Agreements, and (ii) copies of all protests, complaints, challenges or other documents submitted to or filed with the NRTC or DirecTv by third parties concerning the Business and, promptly upon the filing or making thereof, copies of Seller's responses thereto; and

                  (j) notify Purchaser in writing immediately upon learning of the institution or threat of any action against Seller in any court, or any action against Seller before any governmental agency, and notify Purchaser in writing promptly upon receipt of any administrative or court order relating to the Business. Without limiting the generality of the foregoing, neither Seller nor Owners shall take any of the actions (over which Seller or Owners can exercise control) listed in Section 5.9 herein.

         7.2. ACCESS.

                  (a) Prior to the Closing, Purchaser may, through its employees, agents and representatives, make or cause to be made such investigation of Seller and its properties, books and records as Purchaser deems necessary or advisable and shall have full access to the auditors and attorneys of Seller. Seller shall permit Purchaser and its employees, agents and representatives, on reasonable notice, to have access to its premises, personnel and Records. Seller shall cooperate to provide access to its Customers, suppliers, lenders and such other parties as Purchaser may reasonably request. Seller shall, and shall cause its officers, attorneys and accountants to, furnish Purchaser with such financial and operating data and other information as Purchaser from time to time shall reasonably request, including, but not limited to, Seller's balance sheets for the Business as of December 31, 1995 and May 31, 1996 (the "Teg Balance Sheets"). No investigation by Purchaser shall in any way affect or otherwise diminish the representations, warranties and covenants of Seller or Owners hereunder.

                  (b) Purchaser will hold, and will cause its authorized representatives to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or official request or by other requirements of law, all documents and information concerning Seller and the Business furnished to Purchaser in connection with the transactions contemplated by this

Agreement (except to the extent that such information can be shown to have been (i) previously known by Purchaser, (ii) in the public domain through no fault of Purchaser, or (iii) later lawfully acquired by Purchaser from other sources) and will not release or disclose such information to any other Person, except its auditors, attorneys, financial advisors and other consultants and advisors and lending institutions (including banks) in connection with this Agreement, it being understood that such Persons shall be informed by such party of the confidential nature of such information and shall be directed by such party and shall have agreed to treat such information as confidential. In the event that the transactions contemplated herein are not consummated for any reason, Purchaser will, upon request by Seller, promptly return to Seller all copies of any Schedules, statements, documents or other written information obtained in connection herewith, without retaining any copies or summaries thereof, and shall maintain such confidence except to the extent such information comes into the public domain through no fault of Purchaser.

         7.3. CONSENT OF NRTC AND OTHERS. Within five (5) business days after the date of this Agreement, Seller shall cause its counsel to prepare a request for the consent of the NRTC to the transfer of the NRTC Agreements and such other requests for consent that Purchaser determines may be necessary or appropriate to consummate the transactions contemplated hereby, and deliver drafts of same to Purchaser's counsel. After review by Purchaser's counsel, but in any event within ten (10) business days after the date of this Agreement, Seller, Owners and Purchaser shall join in and deliver the requests for consent, and they will each diligently take all steps necessary or desirable to obtain the consents. The failure of any of the parties to timely file or diligently seek the consents, or to cooperate fully with any of the other parties with respect thereto, shall be deemed a material breach of this Agreement.

         7.4. PUBLIC ANNOUNCEMENTS; CONFIDENTIALITY. Seller and Purchaser shall mutually agree in advance as to timing, form and content before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby and shall not issue any press release or make any public statement prior to reaching mutual agreement, except as may be required by law. In the event that prior to the Closing Date either party is required by law to make a statement with respect to the transactions contemplated herein, such party shall notify the other party in writing as to the timing, form and content of such statements. Each of Seller, Purchaser and Owners agrees to maintain the confidentiality of this Agreement and the terms hereof and any information exchanged by the parties in connection with the consummation of the transaction contemplated hereby.

         7.5. BEST EFFORTS. Subject to the terms and conditions herein provided, each of Seller, Owners and Purchaser agrees to use its best efforts to take, execute, acknowledge and deliver, or cause to be taken, executed, acknowledged and delivered, all actions, deeds, assignments, documents, instruments, transfers, conveyances, discharges, releases, assurances and consents, and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and all applicable laws and regulations to consummate, confirm, perfect, evidence and otherwise make effective the transactions contemplated by this Agreement, including actions necessary to obtain all requisite assignments of agreements and contracts, and to fulfill the requirements of Articles VIII and IX hereof on or prior to the Closing Date.

         7.6. EXCLUSIVE DEALING. During the period from the date of this Agreement to the Closing Date, Seller and Owners will refrain, and will cause all of their agents and employees to refrain, from taking, directly or indirectly, any action to encourage, initiate, solicit or continue any discussions or negotiations with, or any other offers from, any other Person concerning a merger, sale of substantial stock or any similar transaction concerning Seller which would affect the Business, or the sale of the Purchased Assets or any portion thereof.

                                  ARTICLE VIII

                 CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

         Purchaser's obligations to perform this Agreement and consummate the transactions contemplated hereby is subject to the satisfaction (or waiver by Purchaser), on or before the Closing Date, of each of the following conditions precedent:

         8.1. TRUTH OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Seller and Owners contained in this Agreement, and all representations and warranties set forth in any Schedule or exhibit attached hereto, shall have been true, complete and correct when made and as of the Closing Date, without the necessity of any material amendment or modification, with the same force and effect as if made as of the Closing Date.

         8.2. PERFORMANCE. Each of the agreements, obligations, conditions and covenants to be performed or complied with by Seller or Owners on or before the Closing Date pursuant to the terms hereof shall have been duly performed or complied with on or before the Closing Date.

         8.3. NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date and except as otherwise permitted by this Agreement, there shall not have occurred any material adverse change in the financial condition, Business, assets, results of operations or prospects of Seller or the Purchased Assets.

         8.4. NO LITIGATION THREATENED. No action, suit or other proceeding shall be pending before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages in respect thereof, or involving a claim, the consummation of which would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction.

         8.5. CONSENTS. All authorizations and approvals of or consents of, or filings with, any governmental authority or other Person required to be obtained or made by Seller in connection with the Closing (including, without limitation, NRTC consent as provided for in Section 7.3 herein, shall have been duly obtained by Seller and shall be in full force and effect without conditions which are materially adverse to Purchaser.

         8.6. SUBSCRIBERS. On the Closing Date, Seller shall have at least 2,200 Subscribers.

         8.7. SELLER'S CLOSING DELIVERIES. Seller and the Owners shall have delivered to Purchaser the following at Closing:

                  (a) the Assignment, the Bill of Sale and other instruments of transfer to effectively assign, transfer and convey good and marketable title to the Purchased Assets as Purchaser shall reasonably request, in form and substance reasonably satisfactory to Purchaser;

                  (b) all Records or copies of the Records;

                  (c) a certified copy of resolutions of the Board of Directors of Seller and shareholders authorizing the execution, delivery and performance of this Agreement;

                  (d) evidence satisfactory to Purchaser that all Liens described on Schedule 5.3(a) herein have been removed or otherwise addressed to Purchaser's satisfaction;

                  (e) a list of the Accounts Receivable from all Customers (Reports 18A and 19A) and a list of the Unearned Revenue (Report 17) each as of the NRTC billing period ending immediately prior to the Closing Date;

                  (f) a certificate signed by Seller's president and Owners, dated the Closing Date, to the effect that the conditions set forth in this
Article VIII have been satisfied; and

                  (g) such other documents and instruments as may be reasonably requested and satisfactory to Purchaser and its counsel in connection with Seller's and Owners' satisfaction of each of its obligations hereunder.

                                   ARTICLE IX

                  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

         Seller's obligation to perform this Agreement and consummate the transactions contemplated hereby is subject to the satisfaction (or waiver by Seller), on or before the Closing Date, of each of the following conditions precedent:

         9.1. TRUTH OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Purchaser contained in this Agreement, and all representations and warranties set forth in any Schedule or exhibit attached hereto, shall have been true, complete and correct when made and as of the Closing Date, without the necessity of any material amendment or modification, with the same force and effect as if made as of the Closing Date.

         9.2. PERFORMANCE. Each of the agreements, obligations, conditions and covenants to be performed or complied with by Purchaser on or before the Closing Date pursuant to the terms hereof shall have been duly performed or complied with on or before the Closing Date.

         9.3. NO LITIGATION THREATENED. No action, suit or other proceeding shall be pending before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages in respect thereof, or involving a claim, the consummation of which would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction.

         9.4. CONSENTS. All authorizations and approvals of or consents of, or filings with, any governmental authority or other Person required to be obtained or made by Purchaser in connection with the Closing (including, without limitation, NRTC consent as provided for in Section 7.3 herein) shall have been duly obtained by Purchaser and shall be in full force and effect without conditions which are materially adverse to Seller.

         9.5. PURCHASER'S CLOSING DELIVERIES. Purchaser shall have delivered to Seller and Owners the following at Closing:

                  (a) the Closing Payment;

                  (b) the Note and the Security Agreement duly executed by Purchaser;

                  (c) the Collateral Assignment duly executed by each of Purchaser, NRTC and DirecTv;

                  (d) a certificate signed by Purchaser's general partner, dated the Closing Date, to the effect that the conditions set forth in this Article IX have been satisfied; and

                  (e) such other documents and instruments as may be reasonably requested and satisfactory to Seller and its counsel in connection with Purchaser's satisfaction of each of its obligations hereunder.

                                    ARTICLE X

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                                 INDEMNIFICATION

         10.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by any party to this Agreement or pursuant hereto shall survive the Closing of the transactions hereunder. The representations and warranties hereunder shall not be affected or diminished by any investigation at any time by or on behalf of the party for whose benefit such representations and warranties were made. All statements contained herein or in any Schedule, exhibit, certificate, list or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties.

         10.2. INDEMNIFICATION OF PURCHASER. Seller and each of the Owners, jointly and severally, and each of their representatives, successors, heirs and assigns, agree to indemnify, reimburse and hold Purchaser and each of its partners, subsidiaries, affiliates, successors, assigns and agents harmless from, against, for and in respect of any and all damages, losses, settlement payments, obligations, liabilities, claims, demands, actions or causes of action, judgments, encumbrances, costs and expenses (including reasonable attorneys' fees) (collectively, the "Indemnifiable Damages") relating to, resulting from or arising out of (i) any misrepresentation, untruth, inaccuracy, breach or nonfulfillment of any representation, warranty, agreement or covenant of Seller or Owners contained in or made in connection with this Agreement or in any Schedule, exhibit, certificate or other document delivered pursuant hereto, (ii) the failure of Seller or Owners to pay, perform or discharge promptly when due any of their obligations, liabilities and debts except as provided under this Agreement, (iii) any liability or obligation relating to the operation of the Business prior to the Closing Date, (iv) any breach or default prior to the Closing Date by Seller or Owners under any of the NRTC Agreements,(v) any state or local sales, use, excise, personal property or similar tax liability (including penalties and interest) of Seller, and (vi) any other liabilities, obligations or claims, whether absolute or contingent, known or unknown, matured or unmatured and not expressly assumed by Purchaser hereunder.

         10.3. INDEMNIFICATION OF SELLER. Subject the limitations hereinafter set forth, Purchaser shall indemnify, reimburse and hold Seller and each of its shareholders, subsidiaries, affiliates, officers and directors harmless from, against, for and in respect of any and all Indemnifiable Damages relating to, resulting from or arising out of (i) any misrepresentation, untruth, inaccuracy, breach or nonfulfillment of any representation, warranty, agreement or covenant of Purchaser contained in or made in connection with this Agreement or in any Schedule, exhibit, certificate or other document delivered pursuant hereto, (ii) the failure of Purchaser to pay, perform or discharge promptly when due (a) its obligations set forth in Section 4.3 herein, or (b) the Current Liabilities,
(iii) the assertion against Seller of any liability or obligation relating to Purchaser's operation of the Business after the Closing Date, and (iv) any breach or default after the Closing Date by Purchaser under the NRTC Agreements.

         10.4. RIGHT TO CONSENT.

                  (a) If any party entitled to indemnification hereunder (the "Indemnified Party") receives notice or has knowledge of any claim for which it believes the other party hereto is obligated to provide indemnification pursuant to Sections 10.2 or 10.3 herein (the "Indemnifying Party"), the Indemnified Party shall notify the Indemnifying Party in writing of such claim within twenty
(20) days of its receipt of same (the "Indemnification Claim"). The Indemnification Claim shall set forth a brief description of the facts giving rise to such a claim and the amount (or reasonable estimate) of the Indemnifiable Damages suffered or which may be suffered by the Indemnified Party. The Indemnified Party shall, at the expense of the Indemnifying Party, provide all information regarding the contest or defense of the claim and cooperate fully with the Indemnifying Party in the conduct of any such contest or defense. Before being required to make any payment pursuant to Sections 10.2 or 10.3 herein, the Indemnifying Party may, at its own expense, elect to undertake and control the defense of, and take all necessary steps properly to contest any claim in respect thereof involving third parties or to prosecute such claim to conclusion or settlement satisfactory to the Indemnified Party. If the Indemnifying Party makes the foregoing election, then the Indemnified Party shall have the right to participate, at its own expense, in all proceedings but shall not admit any liability, settle, compromise, pay or discharge the claim without the prior written consent of the Indemnifying Party. If the Indemnifying Party does not make such election, it shall be obligated to pay the costs of defending or prosecuting such claim and shall be bound by whatever result is obtained by the Indemnified Party respecting such claim.

                  (b) Except as herein expressly provided, the remedies provided in this Article X shall be cumulative and shall not preclude assertion by any party of any other rights or the seeking of any other remedies against any other party hereto.

         10.5. RIGHT OF OFFSET. Purchaser shall have the right, at its sole discretion, to offset, on a dollar-for-dollar basis, against any and all amounts due Seller pursuant to the Note any amounts due to Purchaser from Seller or the Owners pursuant to this Agreement, including, without limitation, Indemnifiable Damages due pursuant to Section 10.2 and any other amounts due from Seller pursuant to any other provision hereof (the "Right of Offset"). Before exercising its Right of Offset, Purchaser shall provide written notice of its intent to exercise such right.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, upon personal delivery, upon receipted delivery by overnight courier, charges prepaid or charged to the sender's account if delivery is confirmed by the delivery service, upon receipt of a confirmed transmission if by facsimile transmission, or three (3) days after mailing if mailed by certified or registered mail, postage prepaid, return receipt requested, as follows (or at such other address for a party as shall be specified by like notice; provided that notice of a change of address shall be effective only upon receipt thereof):

         To Purchaser:       Digital Television Services of
                             New Mexico, LP
                             Building 100, Suite 300
                             1080 Holcomb Bridge Road
                             Roswell, Georgia  30076
                             Attention:  Douglas S. Holladay, Jr.

         with a copy to:     C. Mark Kelly, Esq.
                             Nelson Mullins Riley & Scarborough, L.L.P.
                             NationsBank Corporate Center, Suite 3350
                             100 North Tryon Street
                             Charlotte, North Carolina 28202

         To Seller:          Teg DBS Services, Inc.
                             46725 Fremont Boulevard
                             Fremont, California 94538
                             Attn: Kulwinder Singh

         with a copy to:     Bruce Friedman, Esq.
                             Epstein & Friedman
                             50 Fremont Street, Suite #1900
                             San Francisco, California 94105

         11.2. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same agreement.

         11.3. GOVERNING LAW. This Agreement shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Georgia, without regard to the choice of law provisions thereof.

         11.4. WAIVERS. No provisions of this Agreement may be waived except by an instrument in writing signed by the party sought to be bound. No failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or of the same right or remedy or a waiver on any future occasion.

         11.5. SEVERABILITY. The invalidity or unenforceability of any term or provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         11.6. SECTION AND ARTICLE HEADING REFERENCES. The Section and Article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.7. SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns, if any, of the parties hereto. Except as otherwise expressly provided herein, nothing expressed or implied herein is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedy hereunder or by reason hereof. This Agreement may not be assigned by Purchaser (except to a party which, directly or indirectly is controlled by, controls or is under common control with, Purchaser) or Seller without the prior written consent of the other party.

         11.8. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the Schedules attached hereto constitute the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersede all prior correspondence, conversations, agreements, arrangements, understandings and other writings. No promises, covenants or representations of any character or nature other than those expressly stated herein have been made to induce either party to enter into this Agreement. This Agreement may be amended or modified only by a written instrument signed by Purchaser and Seller.

         11.9. EXPENSES. Each of the parties hereto shall pay its own expenses incurred in connection with the negotiation and consummation of this Agreement, including the charges of its respective attorneys, accountants and other representatives.

         11.10. KNOWLEDGE OF SELLER. Where any representation or warranty contained in this Agreement is expressly qualified by reference to knowledge, Seller and Owners confirm that they have made or caused to be made due and diligent inquiry as to the matters that are the subject of such representations and warranties.

         11.11. FACSIMILE SIGNATURES. Facsimile signatures shall be considered original signatures for purposes of execution and enforcement of the rights delineated in this Agreement.

         11.12. SCHEDULES. The Schedules referred to in this Agreement are attached hereto, made a part hereof and incorporated herein by this reference.

         11.13. TERMINATION OF AGREEMENT.

         (a) Notwithstanding any other provision herein contained to the contrary, this Agreement may be terminated at any time prior to the Closing Date by (i) the mutual written consent of Seller and Purchaser, (ii) either party upon written notice to the other party if the Closing has not occurred on or before the Termination Date, (iii) Seller if the covenants and conditions set forth in Articles VII and IX required to be complied with or performed by Purchaser have not been complied with or performed by Purchaser and such noncompliance and nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Purchaser on or before the sixtieth
(60th) day following written notice thereof from Seller; provided that neither Seller nor Owners have defaulted in any material respect with respect to any of their obligations hereunder, (iv) Purchaser if the covenants and conditions set forth in Articles VII and VIII required to be complied with and performed by Seller or Owners have not been complied with or performed by Seller and Owners and such noncompliance and nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Seller or Owners on or before the sixtieth (60th) day following written notice thereof from Purchaser; provided that Purchaser shall not have defaulted in any material respect with respect to any of its obligations hereunder, or (v) Purchaser if within six (6) hours of delivery by Seller of the Teg Balance Sheets, Purchaser notifies Seller that Purchaser is not fully satisfied, in its sole discretion, with its due diligence investigation as provided for in Section 7.2 herein.

         (b) In the event of termination pursuant to this Section 11.13, written notice thereof shall be given to the other party and this Agreement shall terminate immediately. In the event of such termination pursuant to Section 11.13(a)(i), (ii) or (v), no party hereto (or any of their respective directors, officers or partners) shall have any liability or further obligation to the other party to this Agreement.

         (c) In the event of termination pursuant to Section 11.13(a)(iii) or
(iv), the terminating party shall be entitled to recover from the other party hereto all damages, losses, costs and expenses (including reasonable attorneys' fees) provided by law.



                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                                   PURCHASER:

                                   Digital Television Services of New Mexico, LP

                                   By:  Columbia DBS Management, LLC
                                   Its: General Partner

                                   By:
                                        -------------------------------
                                        Its:
                                             --------------------------


                                   SELLER:

                                   Teg DBS Services, Inc.

                                   By:
                                        -------------------------------
                                        Its:
                                             --------------------------




                                                                       (SEAL)
                                   ----------------------------------
                                   Kulwinder Singh


                                                                       (SEAL)
                                   ----------------------------------
                                   Jadwinder Singh